EXHIBIT 5.1

May 4, 2020

MER Telemanagement Solutions Ltd.
15 Hatidhar Street
Ra’anana 4366517, Israel

Re: Registration Statement on Form F-3 of MER Telemanagement Solutions Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel to MER Telemanagement Solutions Ltd., a company organized under the laws of the State of Israel (the “Registrant”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of up to $10,000,000  aggregate amount of any or all of the following securities (the “Securities”): (i) ordinary shares, par value NIS 0.03 per share, of the Registrant (“Ordinary Shares”); (ii) warrants to purchase Ordinary Shares (“Warrants”); (iii) subscription rights to purchase Ordinary Shares (“Subscription Rights”); and (iv) units comprised of one or more of the Ordinary Shares, Warrants and Subscription Rights in any combination (“Units”).

The Subscription Rights will be issued pursuant to a subscription rights agreement (the “Subscription Rights Agreement”) between the Company and a subscription agent (the “Subscription Agent”). The Warrants will be issued under a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”).

 In connection herewith, we have examined originals or copies, satisfactory to us, of the Company’s Memorandum of Association, Articles of Association and resolutions of the Board of Directors, and we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, issuance and delivery of the Subscription Rights, the Subscription Rights Agreement will be the valid and legally binding obligation of the Subscription Rights Agent, enforceable against such party in accordance with its terms; and (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, issuance and delivery of the Subscription Rights, the Subscription Rights Agreement will have been duly authorized, executed and delivered by the Company and the Subscription Agent; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; and (3) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

For the purpose of the opinions expressed below, we have assumed further that after the issuance of the Ordinary Shares pursuant to the Registration Statement, the total number of issued Ordinary Shares, together with the total number of Ordinary Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total amount of authorized share capital under the Company's Memorandum of Association and its Articles of Association.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.
With respect to the Ordinary Shares, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

2.
With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance of the underlying Ordinary Shares and the issuance and terms of any Warrants, the related Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

3.
With respect to the Subscription Rights, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Subscription Rights, the related Subscription Rights Agreement and the Ordinary Shares underlying the Subscription Rights, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of such Subscription Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Subscription Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company to the extent governed by Israeli law.

4.
With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable (i) Warrant Agreement, in the case of Warrants and (ii) Subscription Rights Agreement, in case of Subscription Rights, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements to the extent governed by Israeli law.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a.
We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

b.
Registrant may issue the securities from time to time on a delayed or continuous basis and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any securities Registrant will afford us an opportunity to review the operative documents pursuant to which such securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such securities.

c.
In connection with this opinion we have assumed that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant.

d.
Our opinions herein are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relative to fraudulent conveyances, preference and equitable subordination, (ii) general principles or equity (regardless of whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, and (iv) applicable public policy considerations and limitations.

e.
This opinion is being rendered solely for the benefit of the Registrant in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our name under the headings “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving our opinion and such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ Ephraim Abramson & Co.
Ephraim Abramson & Co.